EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher S. Ripley and David R. Bochenek and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

President, and Chief Executive Officer (principal executive officer)
Christopher S. Ripley

Executive Vice President and Chief Financial Officer (principal financial officer)
Lucy A. Rutishauser

Senior Vice President, Chief Accounting Officer (principal accounting officer)
David R. Bochenek

/s/ David D. Smith	Director and Executive Chairman	February 24, 2021
David D. Smith

/s/ Frederick G. Smith	Director	February 24, 2021
Frederick G. Smith

/s/ J. Duncan Smith	Director	February 24, 2021
J. Duncan Smith

/s/ Robert E. Smith	Director	February 24, 2021
Robert E. Smith

/s/ Howard E. Friedman	Director	February 25, 2021
Howard E. Friedman

/s/ Daniel C. Keith	Director	February 24, 2021
Daniel C. Keith

/s/ Martin R. Leader	Director	February 24, 2021
Martin R. Leader

SIGNATURE	TITLE	DATE

/s/ Benson E. Legg	Director	February 25, 2021
Benson E. Legg

/s/ Lawrence E. McCanna	Director	February 24, 2021
Lawrence E. McCanna